EXHIBIT 10.1

ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement (this “Agreement”) is entered into on December 18, 2009, by and between MDI, Inc, a Delaware corporation, its subsidiary, Almana Networks International, Inc., a Delaware corporation (“Purchaser”), and 214 Investments, Inc., a Texas corporation, and its subsidiaries listed on Schedule A hereto (collectively “Seller”).  Purchaser and Seller are referred to collectively herein as the “Parties.”

This Agreement contemplates a transaction in which Purchaser will purchase all assets of Seller relating to the Business, excluding those assets directly related to the US Federal Government Business and the US DoD Business, in return for the Consideration.

Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

SECTION 1.

DEFINITIONS.

 “Acquired Assets” means all right, title, and interest in and to all of the certain assets of Seller relating to the certain business lines described further in Schedule B hereof, including all of Seller’s (a) Intellectual Property, goodwill associated therewith, licenses and sublicenses granted and obtained with respect thereto, and rights thereunder, remedies against infringements thereof, and rights to protection of interests therein under the laws of all jurisdictions, (b) websites, (c) tangible personal property, (d) agreements and contracts necessary to run the Business and all other contracts listed on Schedule E hereto, (e) customer lists, creative materials, advertising and promotional materials, studies, reports, and other printed or written materials, (f) customer database, and (g) cash, non-government accounts receivable, claims, deposits, prepayments, refunds, causes of action, choices in action, rights of recovery, rights of set off, and rights of recoupment related to (a) through (f) and, to the extent possible, listed on Schedule C, provided, however, that the Acquired Assets shall not include (i) Seller’s certificate of formation, qualifications to conduct business as a corporation, arrangements with registered agents relating to foreign qualifications, taxpayer and other identification numbers, seals, minute books, stock transfer books, stock certificates, and other documents relating to the organization, maintenance, and existence of Seller as a corporation, (ii) any of the rights of Seller under this Agreement (or under any side agreement between Seller on the one hand and Purchaser on the other hand entered into on or after the date of this Agreement), (iii) bank accounts, (iv)  government accounts receivable; (v) Leased Real Property; or (vi) the assets listed on Schedule D.

“Acquired Contracts” means those contracts and agreements set forth on Schedule E hereto.

“Adverse Consequences” means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, Liabilities, obligations, Taxes, liens, losses, expenses, and fees, including court costs and attorneys' fees and expenses.

“Affiliate” with respect to any Person, means any other Person that, directly or indirectly, is controlled by, controls or is under common control with that Person.  “Control,” with respect to any Person, means the power, directly or indirectly, to direct the management and policies of that Person.

“Affiliated Group” means any affiliated group within the meaning of Code Section 1504(a) or any similar group defined under a similar provision of state, local, or foreign law.

 “Assumed Liabilities” means all Liabilities and obligations of Seller set forth on Schedule F.   The Assumed Liabilities shall not include any other Liability or obligation of Seller, including, without limitation,

(i) any Liability of Seller for Taxes, (ii) any Liability of Seller for income, transfer, sales, use, and other Taxes arising in connection with the consummation of the transactions contemplated hereby (including any income Taxes arising because Seller is transferring the Acquired Assets), (iii) any Liability of Seller for the unpaid Taxes of any Person under Reg. Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise, (iv) any obligation of Seller to indemnify any Person by reason of the fact that such Person was a director, officer, employee, or agent of Seller or was serving at the request of Seller as a partner, trustee, director, manager, officer, employee, or agent of another entity (whether such indemnification is for judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses, or otherwise and whether such indemnification is pursuant to any statute, charter document, operating agreement, or otherwise), (v) any Liability of Seller for costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, or (vi) any Liability or obligation of Seller under this Agreement (or under any side agreement between Seller on the one hand and Purchaser on the other hand entered into on or after the date of this Agreement).

“Business” means physical security solutions, including, but not limited to access control, video surveillance, etc.

“Cash” means cash and cash equivalents (including marketable securities and short-term investments) calculated in accordance with GAAP applied on a basis consistent with the preparation of the Financial Statements.

“Closing” has the meaning set forth in Section 2(d) below.

“Closing Date” has the meaning set forth in Section 2(d) below.

“Code” means the Internal Revenue Code of 1986, as amended.

“Confidential Information” means any information concerning the business and affairs of Seller that is not already generally available to the public.

“GAAP” means United States generally accepted accounting principles as in effect from time to time, consistently applied.

“Governmental Authority” means any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign.

“Intellectual Property” means all of the following in any jurisdiction throughout the world: (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, divisionals, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, slogans, trade names, corporate names, Internet domain names (i.e., any alphanumeric designation registered with or assigned by a domain name registrar, registry, or domain name registration authority as part of an electronic address on the Internet) and rights in telephone numbers, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all Trade Secrets, (f) all computer software (including source code, executable code, data, databases, and related documentation), (g) all advertising and promotional materials, and (h) all copies and tangible embodiments thereof (in whatever form or medium).

“Knowledge” of a party shall mean the actual knowledge of any executive officer of such party, after reasonable inquiry of those employees whom such executive officers reasonably believe would have actual knowledge of such fact or matter.

“Leased Real Property” means all leasehold or subleasehold estates and other rights to use or occupy any land, buildings, structures, improvements, fixtures, or other interest in real property held by Seller.

“Leases” means all leases, subleases, licenses, concessions and other agreements (written or oral), including all amendments, extensions, renewals, guaranties, and other agreements with respect thereto, pursuant to which Seller hold any Leased Real Property, including the right to all security deposits and other amounts and instruments deposited by or on behalf of Seller thereunder.

“Liability” means any liability or obligation of whatever kind or nature (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

“Lien” means any mortgage, pledge, lien, encumbrance, charge, or other security interest other than (a) liens for Taxes not yet due and payable, (b) purchase money liens and liens securing rental payments under capital lease arrangements, and (c) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

“Material Adverse Effect” or “Material Adverse Change” means any effect or change that would be materially adverse to the business of Seller, taken as a whole, or to the ability of any Party to consummate timely the transactions contemplated hereby; provided that none of the following shall be deemed to constitute, and none of the following shall be taken into account in determining whether there has been, a Material Adverse Effect or Material Adverse Change: (a) any adverse change, event, development, or effect arising from or relating to (1) general business or economic conditions, including such conditions related to the business of Seller, (2) national or international political or social conditions, including the engagement by the United States in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack upon the United States, or any of its territories, possessions, or diplomatic or consular offices or upon any military installation, equipment or personnel of the United States, (3) financial, banking, or securities markets (including any disruption thereof and any decline in the price of any security or any market index), (4) changes in United States generally accepted accounting principles, (5) changes in laws, rules, regulations, orders, or other binding directives issued by any governmental entity or (6) the taking of any action contemplated by this Agreement and the other agreements contemplated hereby, (b) any existing event, occurrence, or circumstance with respect to which Purchaser has Knowledge as of the date hereof and (c) any adverse change in or effect on the business of Seller that is cured by Seller before the earlier of (1) the Closing Date and (2) the date on which this Agreement is terminated pursuant to Section 7 hereof.

 “Ordinary Course of Business” means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

 “Party” has the meaning set forth in the preface above.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, any other business entity, or a governmental entity (or any department, agency, or political subdivision thereof).

 “Consideration” has the meaning set forth in Section 2(c) below.

“Real Property Laws” has the meaning set forth in Section 3(l) below.

“Retained Liabilities” has the meaning set forth in Section 2(b) below.

 “Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association, or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof or (ii) if a limited liability company, partnership, association, or other business entity (other than a corporation), a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof and for this purpose, a Person or Persons own a majority ownership interest in such a business entity (other than a corporation) if such Person or Persons shall be allocated a majority of such business entity’s gains or losses or shall be or control any managing director or general partner of such business entity (other than a corporation). The term “Subsidiary” shall include all Subsidiaries of such Subsidiary.

“Tax” or “Taxes” means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, whether computed on a separate or consolidated, unitary or combined basis or in any other manner, including any interest, penalty, or addition thereto, whether disputed or not and including any obligation to indemnify or otherwise assume or succeed to the Tax liability of any other Person.

“Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Trade Secrets” all trade secrets and confidential business information (including ideas, research and development, know-how, technical information, data, designs, process technology, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals).

SECTION 2.

BASIC TRANSACTION.

(a)

Purchase and Sale of Assets.  On and subject to the terms and conditions of this Agreement, Purchaser agrees to purchase from Seller, and Seller agrees to sell, transfer, convey, and deliver to Purchaser, all of the Acquired Assets at the Closing for the consideration specified below in this Section 2.

(b)

Assumption of Liabilities; Retained Liabilities.  On and subject to the terms and conditions of this Agreement, Purchaser agrees to assume and become responsible for all Assumed Liabilities at the Closing.  Purchaser will not assume or have any responsibility, however, with respect to any other Liability of Seller not included within the definition of Assumed Liabilities (the “Retained Liabilities”).  Seller shall discharge in a timely manner or shall make adequate provision for all of the Retained Liabilities, provided that Seller shall have the ability to contest, in good faith, any such claim of liability asserted in respect thereof by any Person other than Purchaser.  If Seller fails to pay or otherwise satisfy any of the Retained Liabilities as they become due, Purchaser may elect to pay any such Retained Liabilities, and any other costs and charges associated with such liabilities, if Purchaser determines, in its sole discretion, that such payment is necessary or desirable to allow Purchaser to utilize the Acquired Assets in its business on an uninterrupted basis; provided, however, that Purchaser shall have provided Seller with not less than ten (10) days’ prior written notice of its intent to pay such Retained Liabilities and related costs, if any, and Seller shall have failed to pay or otherwise satisfy such Retained Liabilities and related costs, or that Seller shall have notified Purchaser in writing within such ten (10) day period that it intends to defend or contest such Retained Liabilities and it fails to discharge said Retained Liabilities and related costs within ten (10) days after such Retained Liabilities and costs are reduced to a final judgment or otherwise become a lien on any assets of Purchaser or the Business.   If Purchaser pays any Retained Liabilities or related costs, Purchaser shall have the right to demand payment from Seller or add any such amounts to the principal amount of the Note (defined below).

(c)

Consideration. In full consideration for the transfer of the Acquired Assets Buyer shall deliver to Seller (the "Consideration") the Release from existing claims against Seller as set forth on Schedule G hereto.

(d)

Closing.  The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Buyer commencing at 2:00 p.m. local time on December 18, 2009 or such other date as the Parties may mutually determine (the “Closing Date”).

(e)

Deliveries at Closing.

(i) Deliveries By Seller.   At the Closing, Seller will deliver to Purchaser:  (a) the various certificates, instruments, and documents referred to in Section 6(a) below; (b) such duly executed and acknowledged instruments of sale, transfer, conveyance, and assignment (including Intellectual Property transfer documents) as Purchaser and its counsel may reasonably request; (c) The amended and restated senior secured note in the principal amount of $750,000 (“Note”) and the corresponding Security Agreement and Option Agreement a copy of which is attached hereto in Schedule H; (d) the Termination Agreement, attached hereto as Schedule I, evidencing the termination of the Non-Competition Agreement, Transition Services Agreement, and other such agreements as deemed appropriate by Purchaser that were executed pursuant to the Seller’s acquisition of Monitor Dynamics, Inc., on or about September 8, 2009; (e) the Services and Non-Competition Agreement as attached hereto in Schedule J; and, the Amended and Restated License Agreement attached hereto in Schedule K.

 (ii) Deliveries By Purchaser.   At the Closing, Purchaser will deliver to Seller:  (a) the various certificates, instruments, and documents referred to in Section 6(b) below.

SECTION 3.

SELLER’S REPRESENTATIONS AND WARRANTIES.  Seller represents and warrants to Purchaser that the statements contained in this Section 3 are correct and complete as of the date of this Agreement, and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3), except as set forth in the disclosure schedule accompanying this Agreement (the “Disclosure Schedule”). The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 3.

(a)

Organization of Seller.  Seller is a corporation duly organized, validly existing, and in good standing under the laws of the state of Delaware.

(b)

Authorization of Transaction.  Seller has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. Without limiting the generality of the foregoing, the board of directors of Seller have duly authorized the execution, delivery, and performance of this Agreement by Seller. This Agreement constitutes the valid and legally binding obligation of Seller, enforceable in accordance with its terms and conditions.

(c)

Non-contravention.  Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in Section 2 above), will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Seller is subject or any provision of the charter or bylaws of Seller or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice or consent under any agreement, contract, lease, license, instrument, or other arrangement to which Seller is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Lien upon any of its assets). Seller does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement (including the assignments and assumptions referred to in Section 2 above).

(d)

Brokers’ Fees.  Seller has no Liability to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Purchaser could become liable or obligated.

(e)

Title to Assets.  Seller has good and marketable title to, or a valid leasehold interest in, the properties and assets used by it, located on its premises, or shown on the Most Recent Balance Sheet or acquired after the date thereof, free and clear of all Liens, except for properties and assets disposed of in the Ordinary Course of Business since the date of the Most Recent Balance Sheet. Without limiting the generality of the foregoing, Seller has good and marketable title to all of the Acquired Assets, free and clear of any Liens or restriction on transfer.  The Acquired Assets are sufficient to operate the Business as presently conducted.

(f)

No Subsidiaries.  Seller subsidiaries are listed on Exhibit A hereto.

(g)

Legal Compliance. Seller has complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder and including the Foreign Corrupt Practices Act, 15 U.S.C. 78dd-1 et seq.) of federal, state, local, and foreign governments (and all agencies thereof), and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against it alleging any failure so to comply.

(h)

Tax Matters.

(i)

Seller has timely filed all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all respects and were prepared in substantial compliance with all applicable laws and regulations. All Taxes owed by Seller have been paid.  Seller is not currently the beneficiary of any extension of time within which to file any Tax Return.  No claim has ever been made by an authority in a jurisdiction where Seller does not file Tax Returns that Seller is or may be subject to taxation by that jurisdiction. There are no Liens on any of the assets of Seller that arose in connection with any failure (or alleged failure) to pay any Tax.

(ii)

Seller has withheld and paid all Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party, and all Forms W-2 and 1099 required with respect thereto have been properly completed and timely filed.

(iii)

There is no dispute or claim concerning any Tax Liability of Seller either (A) claimed or raised by any authority in writing or (B) as to which the Seller (and employees responsible for Tax matters) has Knowledge based upon personal contact with any agent of such authority. Section 3(k) of the Disclosure Schedule lists all federal, state, local, and foreign income Tax Returns filed with respect to Seller for taxable periods ended on or after December 31, 2005, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. Seller has delivered to Purchaser correct and complete copies of all income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by Seller since December 31, 2005.

(iv)

Seller has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

(v)

The unpaid Taxes of Seller (A) did not, as of the Most Recent Fiscal Month End, exceed the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Most Recent Balance

Sheet and (B) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of Seller in filing its Tax Returns.

(vi)

 None of the Assumed Liabilities is an obligation to make a payment that is not deductible under Code Section 280G.  Seller is not a party to any Tax allocation or sharing agreement.  Seller (A) has not been a member of an Affiliated Group filing a consolidated federal income Tax Return and (B) has no Liability for the Taxes of any Person under Reg. Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

(i)

Real Property.

(i)

Seller does not own any real property.

(j)

Intellectual Property.

(i)

Seller owns or possesses or has the right to use pursuant to a valid and enforceable written license, sublicense, agreement, or permission all Intellectual Property necessary for the operation of the Business as presently conducted.  Each item of Intellectual Property owned or used by Seller immediately prior to the Closing will be owned or available for use by Purchaser on identical terms and conditions immediately subsequent to the Closing hereunder.  Seller has taken all necessary and desirable action to maintain and protect each item of Intellectual Property that it owns or uses and will continue to maintain and protect all of the Intellectual Property that it owns or uses prior to Closing so as not to materially adversely affect the validity or enforceability thereof.

(ii)

Seller has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights or privacy rights of third parties, there are no facts that indicate a likelihood of any of the foregoing, and no director, manager or officer of Seller has ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that Seller must license or refrain from using any Intellectual Property rights of any third party). To the Knowledge of Seller, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of Seller.

(iii)

Schedule L identifies each issued patent and all registrations that have been issued to Seller with respect to any of its Intellectual Property, identifies each pending patent application or application for registration that Seller has made with respect to any of its Intellectual Property, and identifies each license, sublicense, agreement, or other permission that Seller has granted to any third party with respect to any of its Intellectual Property (together with any exceptions). Seller has delivered to Purchaser correct and complete copies of all such patents, registrations, applications, licenses, sublicenses, agreements, and permissions (as amended to date) and has made available to Purchaser correct and complete copies of all other written documentation evidencing ownership and prosecution (if applicable) of each such item. The Disclosure Schedule also identifies each unregistered trademark, service mark, trade name, corporate name or Internet domain name, computer software item (other than commercially available off-the-shelf software purchased or licensed for less than a total cost of $1,000 in the aggregate), including all software developed by or for the Seller, and each material unregistered copyright used by Seller in connection with the Business.  The Disclosure Schedule also lists all originators, developers, or programmers, contractors or agents, who have written any portion of or contributed to any development of such software (collectively, the “Developers”).  The Disclosure Schedule contains a complete and accurate list of all code incorporated into such software that was not specifically written or developed for use in such Software (the “Preexisting Code”). This list includes code from toolkits, from preexisting code written by the Developers and/or from third-party software used to write or otherwise contribute to the development of any such software.  After Closing, the Purchaser will have at least a non-exclusive right to use any such

Preexisting Code and there are no third-party rights to such Preexisting Code that will materially interfere with Purchaser’s ownership and use of such software. With respect to each item of Intellectual Property required to be identified in the Disclosure Schedule pursuant to this Section:

(A)

Seller owns and possesses all right, title, and interest in and to the item, free and clear of any Lien, license, or other restriction or limitation regarding use or disclosure and the Seller has delivered to Purchaser correct and complete copies of all written documentation evidencing ownership and prosecution (if applicable) of each item of Seller’s Intellectual Property;

(B)

the item is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

(C)

no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or, to the Knowledge of Seller, is threatened that challenges the legality, validity, enforceability, use, or ownership of the item, and there are no grounds for the same;

(D)

Seller has never agreed to indemnify any Person for or against any interference, infringement, misappropriation, or other conflict with respect to the item;

(E)

no loss or expiration of the item is threatened, pending or reasonably foreseeable, except for patents expiring at the end of their statutory terms (and not as a result of any act or omission by Seller, including without limitation, a failure by Seller to pay any required maintenance fees);

(F)

there are no maintenance fees, taxes, or actions falling due within 90 days; and

(G)

all such Intellectual Property is valid, subsisting, and enforceable.

(iv)

The Schedule M lists each Trade Secret of Seller. With respect to each Trade Secret required to be listed, the documentation relating to such Trade Secret is current, accurate, and sufficient in detail and content to identify and explain it and to allow its full and proper use without reliance on any individual’s knowledge or memory. The Seller has taken all reasonable precautions to protect such Trade Secret’s secrecy, confidentiality, and value. No Trade Secret required to be listed is part of the public knowledge or literature, or, to the Seller’s Knowledge, has been used, divulged, or appropriated either for the benefit of any third person or to Seller’s detriment. No Trade Secret required to be listed is subject to any adverse claim nor has any adverse claim been threatened with respect to any such Trade Secret and there is no basis therefore.

(v)

The Schedule K identifies each item of Intellectual Property that any third party owns and that Seller uses pursuant to license, sublicense, agreement, or permission. Seller has delivered to Purchaser correct and complete copies of all such licenses, sublicenses, agreements, and permissions (as amended to date). With respect to each item of Intellectual Property required to be identified in the Disclosure Schedule pursuant to this Section:

(A)

the license, sublicense, agreement, or permission covering the item is legal, valid, binding, enforceable, and in full force and effect;

(B)

the license, sublicense, agreement, or permission will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following consummation of the transactions contemplated hereby, and no consent of any third party is required in connection with the transfer, assignment and conveyance of such license, sublicense, agreement or permission as a result of the transactions contemplated by this Agreement;

(C)

no party to the license, sublicense, agreement, or permission is in breach or default, and no event has occurred that with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration thereunder;

(D)

no party to the license, sublicense, agreement, or permission has repudiated any provision thereof;

(E)

with respect to each sublicense, the representations and warranties set forth in subsections (A) through (D) above are true and correct with respect to the underlying license;

(F)

the underlying item of Intellectual Property is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

(G)

no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or, to the Knowledge of any officer or director of Seller, is threatened that challenges the legality, validity, or enforceability of the underlying item of Intellectual Property, and there are no grounds for the same; and

(H)

Seller has not granted any sublicense or similar right with respect to the license, sublicense, agreement, or permission.

(vi)

Except as set forth on the Schedule N, all former and current employees of Seller have executed written contracts with Seller that assign to Seller all rights to any inventions, improvements, discoveries or information relating to Seller’s Business. No employee of Seller has entered into any contract that restricts or limits in any way the scope or type of work in which the employee may be engaged or requires the employee to transfer, assign, or disclose information concerning his or her work to any person other than Seller.

(vii)

The Schedule O contains a complete and accurate list and summary of all royalties, fees, commissions, and other amounts payable by the Seller to any other person (other than sales commissions paid to employees according to the Seller’s standard commissions plan) upon or for the sale or distribution of any Seller product or the use of any Intellectual Property.

(viii)  None of the software (including firmware and other software embedded in hardware devices) owned, developed (or currently being developed), used, marketed, distributed, licensed, or otherwise used in connection with Seller’s Business (a) contains any bug, defect, or error (including any bug, defect, or error relating to or resulting from the display, manipulation, processing, storage, transmission, or use of date data) that materially and adversely affects the use, functionality, or performance of such software or any product or system containing or used in conjunction with such software; (b) fails to comply with any applicable warranty or other contractual commitment relating to the use, functionality, or performance of such software or the Seller has provided to the Purchaser a complete and accurate list of all known bugs, defects, and errors in each version of Seller software or (c) contains any “back door,” “drop dead device,” “time bomb,” “Trojan horse,” “virus,” or “worm” (as such terms are commonly understood in the software industry) or any other code designed or intended to have, or capable of performing, any of the following functions: (i) disrupting, disabling, harming, or otherwise impeding in any manner the operation of, or providing unauthorized access to, a computer system or network or other device on which such code is stored or installed; or (ii) damaging or destroying any data or file without the user’s consent.

(k)

Tangible Assets.  Seller owns or leases all equipment and other tangible assets necessary for the conduct of the Business as presently conducted.  Each such tangible asset is free from defects (patent and latent), has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear), and is suitable for the purposes for which it presently is used.

(l)

Contracts.

(i)

Schedule E hereto lists each Acquired Contract.

Seller has delivered to Purchaser a correct and complete copy of each Acquired Contract (as amended to date) listed on Schedule E hereto.  Each Acquired Contract is a valid, binding and enforceable obligation of Seller and, to the Knowledge of Seller, the other party or parties thereto, and each Acquired Contract is in full force and effect.  Neither Seller, nor, to the Knowledge of Seller, any other party thereto, is in default under any Acquired Contract by which the Acquired Assets or the Business may be bound or affected or under which such assets, business or operations receive benefits, and, to the Knowledge of Seller, there has not occurred any event that with the lapse of time or the giving of notice or both would constitute such an event of default thereunder.

(m)

Powers of Attorney.  There are no outstanding powers of attorney executed on behalf of Seller.

(n)

Litigation.  Schedule P sets forth each instance in which Seller (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) is a party or, to the Knowledge of Seller, is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator. None of the actions, suits, proceedings, hearings, and investigations set forth in the Disclosure Schedule could result in any Material Adverse Change.

(o)

Employees.

(i)

With respect to the business of Seller:

(A)

there is no collective bargaining agreement or relationship with any labor organization, nor has any labor organization or group of employees filed any representation petition or made any written or oral demand for recognition;

(B)

there is no workmen’s compensation liability, experience, or matter that could have a Material Adverse Effect; and

(C)

there is no employment-related charge, complaint, grievance, investigation, inquiry, or obligation of any kind, pending or threatened in any forum, relating to an alleged violation or breach by Seller (or its officers, managers or directors) of any law, regulation, or contract..

(p)

Disclosure.  The representations and warranties contained in this Section 3 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 3 not misleading.

(q)

Investigations.  To the Knowledge of Seller, there is no investigation, regulatory action or lawsuit pending or, to the Knowledge of Seller, threatened against Seller and Seller is not subject to any outstanding order, writ, judgment, injunction or decree of any Governmental Authority that, in either case, would be reasonably likely, individually or in the aggregate, to (a) prevent or materially delay the consummation of the transaction contemplated hereunder or (b) otherwise prevent or materially delay performance by Seller of any of its obligations under this Agreement.

(r)

Insurance.  Schedule Q sets forth the following information with respect to Seller’s insurance policies:  the name, and telephone number of the agent; the name of the insurer and each covered insured; the policy number and period of coverage; the scope (including an indication of whether the coverage was on a claims made, occurrence, or other basis) and amount (including a description of how deductibles and ceilings are calculated and operate) of coverage; and a description of any other loss-sharing arrangements.  With respect to such insurance policy: (A) the policy is legal, valid, binding, enforceable, and in full force and effect; (B) the policy will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in Section 2 above); (C) neither Seller nor any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred that, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy; and (D) no party to the policy has repudiated any provision thereof. After the Closing Date, for a period of three (3) years, Seller shall maintain in full force and effect its current levels of E&O and D&O insurance as in existence on the Closing Date.

SECTION 4.

PURCHASER’ REPRESENTATIONS AND WARRANTIES.  Purchaser represents and warrants to Seller that the statements contained in this Section 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 4).

(a)

Organization of Purchaser.  Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware.

(b)

Authorization of Transaction.  Purchaser has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder.  This Agreement constitutes the valid and legally binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms and conditions. The execution, delivery and performance of this Agreement and all other agreements contemplated hereby have been duly authorized by Purchaser.

(c)

Brokers’ Fees.  Purchaser has no Liability to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Seller could become liable or obligated.

SECTION 5.

CONDITIONS TO OBLIGATION TO CLOSE.

(a)

Conditions to Purchaser’ Obligation.  Purchaser’ obligation to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

(i)

the representations and warranties set forth in Section 3 above shall be true and correct in all material respects at and as of date hereof, and shall also be true and correct as of the Closing Date, except to the extent that such representations and warranties are qualified by the term “material,” or contain terms such as “Material Adverse Effect” or “Material Adverse Change,” in which case such representations and warranties (as so written, including the term “material” or “Material”) shall be true and correct in all respects at and as of the applicable date;

(ii)

Seller shall have performed and complied with all of its covenants hereunder in all material respects through the Closing, except to the extent that such covenants are qualified by the term “material,” or contain terms such as “Material Adverse Effect” or “Material Adverse Change,” in which case Seller shall have performed and complied with all of such covenants (as so written, including the term “material” or “Material”) in all respects through the Closing;

(iii)

Seller shall have procured all of the third-party consents necessary to effect all transfers contemplated herein;

(iv)

no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, or (C) adversely affect the right of Purchaser to own the Acquired Assets and to operate the Business (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

(v)

Seller shall have delivered to Purchaser a certificate to the effect that each of the conditions specified above in Section 6(a)(i)-(iv) is satisfied in all respects;

(vi)

Seller shall have delivered to Purchaser documents evidencing the release of all Liens on the Acquired Assets;

(vii)

Seller and Purchaser shall have received all other authorizations, consents, and approvals of governments and governmental agencies referred to in Section 3(c) and Section 4(d) above;

(viii)

Purchaser shall have received from counsel to Seller an opinion in form and substance as set forth in Exhibit 6(a) attached hereto, addressed to Purchaser and dated as of the Closing Date;

(ix)

Seller shall have delivered to Purchaser a certificate of the secretary of Seller, dated the Closing Date, in form and substance reasonably satisfactory to Purchaser, as to: (i) the current charter and bylaws of Seller; (ii) good standing certificates from the state of Delaware; (iii) the resolutions of the board of directors, as applicable, and the stockholders authorizing the execution, delivery, and performance of this Agreement and the transactions contemplated hereby; and (iv) incumbency and signatures of the officers of Seller executing this Agreement or any other agreement contemplated by this Agreement;

(x)

Seller shall have executed, acknowledged (if appropriate), and delivered to Purchaser (A) assignments (including Intellectual Property transfer documents) in the forms attached hereto, and (B) such other instruments of sale, transfer, conveyance, and assignment as Purchaser and its counsel may reasonably request; and

(xi)

All actions to be taken by Seller in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to Purchaser.

Purchaser may waive any condition specified in this Section 6(a) if it executes a writing so stating at or prior to the Closing.

(b)

Conditions to Seller’s Obligation.  Seller’s obligation to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

(i)

the representations and warranties set forth in Section 4 above shall be true and correct in all material respects at and as of date hereof, and shall also be true and correct as of the Closing Date, except to the extent that such representations and warranties are qualified by the term “material,” or contain terms such as “Material Adverse Effect” or “Material Adverse Change,” in

which case such representations and warranties (as so written, including the term “material” or “Material”) shall be true and correct in all respects at and as of the applicable date;

(ii)

no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

(iii)

Seller and Purchaser shall have received all authorizations, consents, and approvals of governments and governmental agencies referred to in Section 3(c) and Section 4(d) above; and

Seller may waive any condition specified in this Section 6(b) if it executes a writing so stating at or prior to the Closing.

SECTION 6.

POST-CLOSING COVENANTS.  The Parties agree as follows with respect to the period following the Closing:

(a)

General.  In case at any time after the Closing any further actions are necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further actions (including the execution and delivery of such further instruments and documents) as any other Party may reasonably request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Section 9 below).

(b)

Consent to Assignment.  This Agreement shall not constitute an agreement to assign any interest in any Acquired Contract or any claim, right or benefit arising thereunder or resulting therefrom if an attempted assignment thereof without the consent required or necessary of a third party would constitute a breach or violation thereof or affect adversely the rights of Purchaser or Seller thereunder.  If a consent of a third party which is required in order to assign any interest is not obtained prior to the Closing Date, or if an attempted assignment would be ineffective or would adversely affect the ability of Seller to convey their interest to Purchaser, Seller shall cooperate with Purchaser in any lawful arrangement to provide that Purchaser shall receive Seller’s entire interest in the benefits under any such Acquired Contract, including, without limitation, enforcement for the benefit of Purchaser of any and all rights of Seller against any other party thereto arising out of the breach or cancellation thereof by such party or otherwise; provided, however, that nothing contained in this Section 8(b) shall affect the liability, if any, of Seller pursuant to this Agreement for failing to have disclosed the need for such consent or approval; and provided, further, that nothing contained in this Section 8(b) shall obligate Purchaser to waive the satisfaction of the conditions precedent set forth in Section 6 of this Agreement.

(c)

Litigation Support.  In the event and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with (i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the date hereof involving a Party, the other Party will cooperate with it and its counsel in the contest or defense, make available his or its personnel, and provide such testimony and access to his or its books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under Section 9 below).

SECTION 7.

INDEMNIFICATION.

(a)

Survival of Representations and Warranties.  Except as set forth in the immediately following sentence, all of the representations and warranties of Purchaser and Seller contained in this Agreement shall survive the Closing and continue in full force and effect for a period of two (2) years thereafter. The representations and warranties of Seller contained in Section 3(k) of this Agreement shall survive the Closing and continue in full force and effect until the expiration of any applicable statutes of limitations (after giving effect to any extensions or waivers).

(b)

Indemnification Provisions for Purchaser’s Benefit.  In the event Seller breaches (or in the event any third party alleges facts that, if true, would mean Seller has breached) any of its representations, warranties, and covenants contained herein, and, provided that Purchaser makes a written claim for indemnification against Seller pursuant to Section 10(g) below within the survival period, then Seller shall be obligated to indemnify Purchaser from and against the entirety of any Adverse Consequences Purchaser may suffer (including any Adverse Consequences Purchaser may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach); provided, however, Seller shall not have any obligation to indemnify Purchaser from and against any Adverse Consequences resulting from, arising out of, relating to, in the nature of, or caused by the breach (or alleged breach) of any representation or warranty of Seller until Purchaser has suffered Adverse Consequences by reason of all such breaches (or alleged breaches) in excess of a $25,000 aggregate threshold (at which point Seller will be obligated to indemnify Purchaser from and against all such Adverse Consequences relating back to the first dollar); provided, further, that that the aggregate of such indemnification obligation under this Section 9(b) shall not exceed the Consideration.

(c)

Matters Involving Third Parties.

(i)

If any third party notifies either Party (the “Indemnified Party”) with respect to any matter (a “Third-Party Claim”) that may give rise to a claim for indemnification against any other Party (the “Indemnifying Party”) under this Section 9, then the Indemnified Party shall promptly notify each Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party is thereby prejudiced.

(ii)

Any Indemnifying Party will have the right to defend the Indemnified Party against the Third-Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (A) the Indemnifying Party notifies the Indemnified Party in writing within 15 days after the Indemnified Party has given notice of the Third-Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third-Party Claim, (B) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third-Party Claim and fulfill its indemnification obligations hereunder, (C) the Third-Party Claim involves only money damages and does not seek an injunction or other equitable relief, (D) settlement of, or an adverse judgment with respect to, the Third-Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice adverse to the continuing business interests or the reputation of the Indemnified Party, and (E) the Indemnifying Party conducts the defense of the Third-Party Claim actively and diligently.

(iii)

So long as the Indemnifying Party is conducting the defense of the Third-Party Claim in accordance with Section 7(d)(ii) above, (A) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third-Party Claim, (B) the Indemnified Party will not consent to the entry of any judgment on or enter into any settlement with respect to the Third-Party Claim without the prior written consent of the Indemnifying Party (not to be unreasonably withheld), and (C) the Indemnifying Party will not consent to the entry of any judgment on or enter into any settlement with respect to the Third-Party Claim without the prior written consent of the

Indemnified Party (not to be unreasonably withheld).

(iv)

In the event any of the conditions in Section 9(d)(ii) above is or becomes unsatisfied, however, (A) the Indemnified Party may defend against, and consent to the entry of any judgment on or enter into any settlement with respect to, the Third-Party Claim in any manner it may reasonably deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith), (B) the Indemnifying Parties will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third-Party Claim (including reasonable attorneys' fees and expenses), and (C) the Indemnifying Parties will remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third-Party Claim to the fullest extent provided in this Section 9.

(d)

Determination of Adverse Consequences.  All indemnification payments under this Section 7 shall be deemed adjustments to the Consideration.

(e)

Offset Against Escrow Shares.  Any indemnification to which Purchaser is entitled under this Agreement as a result of any Adverse Consequences it may suffer may be satisfied, at the election of Purchaser, by reducing the number of Escrow Shares deliverable to Seller under this Agreement.

(f)

Other Indemnification Provisions.  The foregoing indemnification provisions are in addition to, and not in derogation of, any statutory, equitable, or common law remedies that a Party may have in its favor.

SECTION 8.

MISCELLANEOUS.

(a)

No Third-Party Beneficiaries.  This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

(b)

Entire Agreement.  This Agreement (including the documents referred to herein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they relate in any way to the subject matter hereof.

(c)

Succession and Assignment.  This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party.

(d)

Counterparts.  This Agreement may be executed in one or more counterparts (including by means of facsimile or other electronic means), each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

(e)

Headings.  The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

(f)

Notices.  All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (i) when delivered personally to the recipient, (ii) one (1) business day after being sent to the recipient by reputable overnight courier service (charges prepaid), (iii) one (1) business day after being sent to the recipient by facsimile transmission or electronic mail, providing that confirmation of receipt has been obtained, or (iv) four (4) business days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, and addressed to the intended recipient as set forth below:

If to Seller:

Copy to:

If to Purchaser:

Copy to:

Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

(g)

Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Texas without giving effect to any choice or conflict of law provision or rule (whether of the State of Texas or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Texas.

(h)

Amendments and Waivers.  No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by Purchaser and Seller.  No waiver by any Party of any provision of this Agreement or any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be valid unless the same shall be in writing and signed by the Party making such waiver nor shall such waiver be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such default, misrepresentation, or breach of warranty or covenant.

(i)

Severability.  Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

(j)

Expenses.  Each Party will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby. Without limiting the generality of the foregoing, all transfer, documentary, sales, use, stamp, registration and other such Taxes, and all conveyance fees, recording charges and other fees and charges (including any penalties and interest) incurred in connection with the consummation of the transactions contemplated by this Agreement shall be paid by Seller when due, and Seller will, at their own expense, file all necessary Tax Returns and other documentation with respect to all such Taxes, fees and charges, and, if required by applicable law, the Parties will, and will cause their Affiliates to, join in the execution of any such Tax Returns and other documentation.

(k)

Construction.  The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word “including” shall mean including without limitation. Nothing in the Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein unless the Disclosure Schedule identifies the exception with reasonable particularity and describes the relevant facts in reasonable detail. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself).

(l)

Incorporation of Exhibits and Schedules.  The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

(m)

Specific Performance.  Each Party acknowledges and agrees that the other Party would be damaged irreparably in the event any provision of this Agreement is not performed in accordance with its specific terms or otherwise is breached, so that a Party shall be entitled to injunctive relief to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in addition to any other remedy to which such Party may be entitled, at law or in equity. In particular, the Parties acknowledge that the Business is unique and recognize and affirm that in the event Seller breaches this Agreement, money damages would be inadequate and Purchaser would have no adequate remedy at law, so that Purchaser shall have the right, in addition to any other rights and remedies existing in its favor, to enforce its rights and the other Party’s obligations hereunder not only by action for damages but also by action for specific performance, injunctive, and/or other equitable relief.

(n)

Submission to Jurisdiction.  Each of the Parties submits to the jurisdiction of any state or federal court sitting in Bexar County, Texas, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each Party also agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other Party with respect thereto. Any Party may make service on the other Party by sending or delivering a copy of the process to the Party to be served at the address and in the manner provided for the giving of notices in Section 8 (f) above. Nothing in this Section 10(n), however, shall affect the right of any Party to serve legal process in any other manner permitted by law or in equity. Each Party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or in equity.

(o)

Tax Disclosure Authorization.  Notwithstanding anything herein to the contrary, the Parties (and each Affiliate and Person acting on behalf of any Party) agree that each Party (and each employee, representative, and other agent of such Party) may disclose to any and all Persons, without limitation of any kind, the transaction’s tax treatment and tax structure (as such terms are used in Code Sections 6011 and 6112 and regulations thereunder) contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) provided to such Party or such Person relating to such tax treatment and tax structure. This authorization is not intended to permit disclosure of any other information including (without limitation) (A) any portion of any materials to the extent not related to the transaction’s tax treatment or tax structure, (B) the identities of participants or potential participants, (C) the existence or status of any negotiations, (D) any pricing or financial information (except to the extent such pricing or financial information is related to the transaction’s tax treatment or tax structure), or (E) any other term or detail not relevant to the transaction’s tax treatment or the tax structure.

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IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the date first above written.

MDI, Inc. a Delaware corporation

By:	/s/ John Linton
John Linton, President

Almana Networks, International. Inc. a Delaware corporation

By:	/s/ John Linton
John Linton, Officer

214 Investments, Inc. a Texas corporation

By:	/s/ Robert A. Schorr
Robert A. Schorr, Chief Executive Officer

Monitor Dynamics, Inc. a Texas corporation

By:	/s/ Robert A. Schorr
Robert A. Schorr, Chief Executive Officer

MonDyn, Inc. a Texas corporation

By:	/s/ Robert A. Schorr
Robert A. Schorr, Chief Executive Officer

Learnsafe, Inc. a Texas corporation

By:	/s/ Robert A. Schorr
Robert A. Schorr, Chief Executive Officer